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                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                     ISSUER

                                       TO

                       THE FIRST NATIONAL BANK OF CHICAGO
                                     TRUSTEE


                                   -----------

                         FORM OF SUPPLEMENTAL INDENTURE

                       DATED AS OF ________________, 1997

                                   -----------







                                   -----------


                            SUPPLEMENT TO INDENTURE,
                    DATED AS OF ______________, 1997, BETWEEN
                    LIBERTY PROPERTY LIMITED PARTNERSHIP AND
                       THE FIRST NATIONAL BANK OF CHICAGO







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                  FIRST SUPPLEMENTAL INDENTURE, dated as of _________________, between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the "Issuer"), having its principal offices at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee"), having its Corporate Trust Office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.


                                                     RECITALS

                  WHEREAS, the Issuer executed and delivered its Indenture (the "Original Indenture"), dated as of _____________, 1997, to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its unsecured indebtedness.

                  WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof.

                  WHEREAS, the Issuer intends by this Supplemental Indenture to
(i) create a series of debt securities, in an aggregate principal amount not to exceed $_________; and (ii) establish the form and the terms and conditions of such securities.

                  WHEREAS, the Board of Trustees of Liberty Property Trust, the general partner of the Issuer, has approved the creation of the Notes and the form, terms and conditions thereof.

                  WHEREAS, the consent of Holders to the execution and delivery of this Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Supplemental Indenture have been taken.

                  NOW, THEREFORE IT IS AGREED:


                                   ARTICLE ONE
   DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS OF THE DEBT SECURITIES

         SECTION 1.01 DEFINITIONS. Capitalized terms used in this Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

                  "GLOBAL NOTE" means a single fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A or Exhibit B attached hereto.


                  "INDENTURE" means the Original Indenture as supplemented by this First Supplemental Indenture.



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                  "INTERCOMPANY DEBT" means Debt to which the only parties are the Trust, any of its subsidiaries, the Issuer and any Subsidiary, or Debt owed to the Trust arising from routine cash management practices, but only so long as such Debt is held solely by any of the Trust, any of its subsidiaries, the Issuer and any Subsidiary.

                  "NOTES" means the ________________.


         SECTION 1.02 CREATION OF THE DEBT SECURITIES. In accordance with
Section 301 of the Original Indenture, the Issuer hereby creates each of the ____________ as separate series of its debt securities issued pursuant to the Indenture. The _________ shall be issued in an aggregate principal amount not to exceed $100,000,000.

         SECTION 1.03 FORM OF THE DEBT SECURITIES. Each series of Notes will be represented by a single fully-registered global note in book-entry form, without coupons, registered in the name of the nominee of DTC. The _______ shall be in the form of Exhibit A attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

         SECTION 1.04 TERMS AND CONDITIONS OF THE DEBT SECURITIES. The Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this First Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

         (a) Optional Redemption. The Issuer may redeem the Notes of either or both series at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the Redemption Price.

         If notice of redemption has been given as provided in the Original Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes from and after the Redemption Date will be to receive payment of the Redemption Price upon surrender of such Notes in accordance with such notice.

         Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the security register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.




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         If all or less than all of the Notes of any series are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed, if less than all of the Notes of any series are to be redeemed, and their Redemption Date. The Trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the Notes to be redeemed in whole or in part.

         (b) Payment of Principal and Interest. Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. All payments of principal and interest in respect of the Notes will be made by the Issuer in immediately available funds.

         (c) Applicability of Defeasance or Covenant Defeasance. The provisions of Article 14 of the Original Indenture shall apply to the Notes.

                                   ARTICLE TWO
                              ADDITIONAL COVENANTS

         The Notes shall be governed by all the covenants contained in the Original Indenture, as supplemented by this First Supplemental Indenture, and in particular, this First Supplemental Indenture amends Section 1004 of the Original Indenture to read as follows:

         "SECTION 1004.  Limitations on Incurrence of Debt.

         (a) The Issuer will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, that is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than __% of the sum of (i) the Issuer's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

         (b) The Issuer will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge on the date on which such additional Debt is to be incurred would have been less than ___ to __, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof.

         (c) The Issuer will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Issuer or any Subsidiary ("Secured Debt"), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Issuer and its Subsidiaries on a consolidated basis is greater than



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___% of the sum of (i) the Issuer's Adjusted Total Assets as of the end of the
most recent fiscal quarter prior to the incurrence of such additional Debt and
(ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

         (d) The Issuer will at all time maintain an Unencumbered Total Asset Value in an amount not less than ____% of the aggregate principal amount of all outstanding unsecured Debt of the Issuer and its Subsidiaries on a consolidated basis.

                  For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Issuer or a Subsidiary whenever the Issuer or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof."


                                  ARTICLE THREE
                                     TRUSTEE

         SECTION 3.01 TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof.


                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

         SECTION 4.01 RATIFICATION OF ORIGINAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 4.02 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 4.03 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

         SECTION 4.04 SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.




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         SECTION 4.05 GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 4.06 COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                              LIBERTY PROPERTY LIMITED PARTNERSHIP

                                    By:   Liberty Property Trust,
                                          as its sole General Partner


                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:


Attest:


----------------------------------
Name:
Title:



                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Trustee


                                       By:
                                          --------------------------------------
                                      Name:
                                     Title:
Attest:


-----------------------------------
Name:
Title:



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STATE OF ___________                        )
                                            ) ss:
COUNTY OF __________                        )

         On the ___________ day of August 1997, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _____________________________________, that he/she is
________________ of LIBERTY PROPERTY TRUST, the sole general partner of LIBERTY PROPERTY LIMITED PARTNERSHIP, one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Trustees.

[Notarial Seal]

                                   ---------------------------------------------
                                   Notary Public
                                   COMMISSION EXPIRES







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STATE OF ____________                       )
                                            ) ss:
COUNTY OF ____________                      )


         On the __________ day of August 1997, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _____________________________________, that he/she is a _______________ of THE FIRST NATIONAL BANK OF CHICAGO, one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]

                                  --------------------------------------------
                                  Notary Public
                                  COMMISSION EXPIRES




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